 Exhibit 10.1

March 11, 2008

PERSONAL & CONFIDENTIAL

Michael D. Lockhart
Executive Office

Subject: Notice of Stock Option Adjustments

Dear Mike,

On February 19, 2007, you received the following Stock Option grant under the Company's 2006 Long-
Term Incentive Plan.

Stock Option Grant
        Exercise Price - $52.38 per share
        Number of Shares        Date Exercisable
        23,360        February 19, 2008
        21,090        February 19, 2009
        19,650        February 19, 2010
        64,100

Under the terms of the Plan, the Management Development and Compensation Committee of the Board
of Directors is required to make equitable adjustments to Stock Option grants if there is a change in the capital structure of the Company. As a result of the $4.50 special cash dividend declared by the Board of
Directors on February 25, 2008, your Stock Option grant has been adjusted. The exercise price has been reduced by $12.50 per share. Your grant is now as follows:

Adjusted Grant
        Exercise Price - $39.88 per share
        Number of Shares        Date Exercisable
        23,360        February 19, 2008
        21,090        February 19, 2009
        19,650        February 19, 2010
        64,100

All other terms and conditions of your Stock Option grant are unchanged. You should file this Notice of
Stock Option Adjustments with your original grant documents.

Please call Scott Webster if you have questions.

Sincerely,
/s/ Donald A. McCunniff

Donald A. McCunniff
Senior Vice President, Human Resources